Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 70, National Trust 378 (Insured), Massachusetts Trust 79 and New York Trust 236:

We consent to the use of our report dated October 16, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

October 16, 2003